UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File Number 001-15106	Commission File Number 001-33121

PETRÓLEO BRASILEIRO S.A. - PETROBRAS	PETROBRAS INTERNATIONAL FINANCE COMPANY
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

BRAZILIAN PETROLEUM CORPORATION – PETROBRAS	Not Applicable
(Translation of registrant’s name into English)	(Translation of registrant’s name into English)

FEDERATIVE REPUBLIC OF BRAZIL	CAYMAN ISLANDS
(Jurisdiction of Incorporation or Organization)	(Jurisdiction of Incorporation or Organization)

Avenida República do Chile, 65 20035-900 – Rio de Janeiro – RJ, Brazil (55-21) 3224-4477	4th Floor, Harbour Place 103 South Church Street P.O. Box 1034GT — BWI George Town, Grand Cayman Cayman Islands
(Address of principal executive offices)	(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-163665 and 333-163665-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.375% Global Notes due 2021 6.750% Global Notes due 2041 2.875% Global Notes due 2015 3.500% Global Notes due 2017	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 23 of the Prospectus dated December 11, 2009 included in the Registration Statement on Form F-3 of Petrobras International Finance Company (the “Company” or “PifCo”) and Petróleo Brasileiro S.A.—Petrobras (“Guarantor” or “Petrobras”) (Registration Nos. 333-163665 and 333-163665-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to PifCo’s Debt Securities”, “Description of the Notes” and “Description of the Guaranties” on pages S-15 through S-16, S-23 through S-34 and S-38 through S-44, respectively, of the related Prospectus Supplement of the Company and the Guarantor, dated February 1, 2012, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus dated as of December 11, 2009, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on December 11, 2009 (Registration Nos. 333-163665 and 333-163665-01).

99(B). Prospectus Supplement dated as of February 1, 2012, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on February 3, 2012.

99 (C). Indenture between the Company and The Bank of New York Mellon (the “Trustee”) dated as of December 15, 2006, incorporated by reference to Exhibit 4.8 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on December 11, 2009 (Registration Nos. 333-163665 and 333-163665-01).

99 (D). Amended and Restated Guaranty for the 2021 Notes dated as of February 6, 2012, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (E). Amended and Restated Sixth Supplemental Indenture dated as of February 6, 2012, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (F). Form of 5.375% Global Notes due 2021 incorporated by reference to Exhibit 4.3 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (G). Amended and Restated Guaranty for the 2041 Notes dated as of February 6, 2012, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.4 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (H). Amended and Restated Seventh Supplemental Indenture dated as of February 6, 2012, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.5 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (I). Form of 6.750% Global Notes due 2041 incorporated by reference to Exhibit 4.6 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (J). Guaranty for the 2015 Notes dated as of February 6, 2012, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.7 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (K). Eleventh Supplemental Indenture dated as of February 6, 2012, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.8 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (L). Form of 2.875% Global Notes due 2015 incorporated by reference to Exhibit 4.9 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (M). Guaranty for the 2017 Notes dated as of February 6, 2012, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.10 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (N). Twelfth Supplemental Indenture dated as of February 6, 2012, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.11 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99 (O). Form of 3.500% Global Notes due 2017 incorporated by reference to Exhibit 4.12 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS (Registrant)

By:	/s/ Sérvio Túlio da R. Tinoco
Name:	Sérvio Túlio da R. Tinoco
Title:	Corporate Finance Manager

By:	/s/ Gustavo Tardin Barbosa
Name:	Gustavo Tardin Barbosa
Title:	Executive Manager of Corporate Finance

PETROBRAS INTERNATIONAL FINANCE COMPANY (Registrant)

By:	/s/ Sérvio Túlio da R. Tinoco
Name:	Sérvio Túlio da R. Tinoco
Title:	Chief Financial Officer

By:	/s/ Gustavo Tardin Barbosa
Name:	Gustavo Tardin Barbosa
Title:	Executive Manager of Corporate Finance

Date: February 15, 2012

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A).	Prospectus dated as of December 11, 2009, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on December 11, 2009 (Registration Nos. 333-163665 and 333-163665-01).

99(B).	Prospectus Supplement dated as of February 1, 2012, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on February 3, 2012.

99(C).	Indenture between the Company and The Bank of New York Mellon (the “Trustee”) dated as of December 15, 2006, incorporated by reference to Exhibit 4.8 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on December 11, 2009 (Registration Nos. 333-163665 and 333-163665-01).

99(D).	Amended and Restated Guaranty for the 2021 Notes dated as of February 6, 2012, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(E).	Amended and Restated Sixth Supplemental Indenture dated as of February 6, 2012, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(F).	Form of 5.375% Global Notes due 2021 incorporated by reference to Exhibit 4.3 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(G).	Amended and Restated Guaranty for the 2041 Notes dated as of February 6, 2012, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.4 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(H).	Amended and Restated Seventh Supplemental Indenture dated as of February 6, 2012, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.5 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(I).	Form of 6.750% Global Notes due 2041 incorporated by reference to Exhibit 4.6 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(J).	Guaranty for the 2015 Notes dated as of February 6, 2012, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.7 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(K).	Eleventh Supplemental Indenture dated as of February 6, 2012, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.8 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(L).	Form of 2.875% Global Notes due 2015 incorporated by reference to Exhibit 4.9 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(M).	Guaranty for the 2017 Notes dated as of February 6, 2012, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.10 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(N).	Twelfth Supplemental Indenture dated as of February 6, 2012, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.11 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.

99(O).	Form of 3.500% Global Notes due 2017 incorporated by reference to Exhibit 4.12 of the Report on Form 6-K furnished by the Company and the Guarantor to the SEC on February 6, 2012.